UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/09/2010

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Berwyn Park
899 Cassatt Road, Suite 115
Berwyn, PA 19312
(Address of principal executive offices, including zip code)

610-989-4208
(Registrant’s telephone number, including area code)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 300, Wayne, Pennsylvania 19807
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Dr. Kai Lindevall

On January 8, 2010 the Board of Directors of Encorium Group, Inc. (the "Company"), upon recommendation from the Compensation Committee of the Board of Directors, approved the execution by the Company of an Employment Agreement with Dr. Kai Lindevall (the "Employment Agreement"). Pursuant to the Employment Agreement, Dr. Lindevall will serve as Chief Executive Officer of the Company and its wholly-owned Finnish subsidiary, Encorium Oy, for a term of 18 months. Pursuant to the Employment Agreement, Dr. Lindevall will receive an initial base salary at an annual rate of EURO 196,000, which represents a reduction in Dr. Lindevall's current base salary of EURO 230,685. The Board of Directors may adjust the salary after consultation with Dr. Lindevall following the completion of the audit for each fiscal year.

In addition, for fiscal year 2010, Dr. Lindevall will be eligible to receive a bonus upon the achievement of specified corporate financial performance goals, as follows: For 2010 EBITDA of 500,000, no bonus; for 2010 EBITDA of 750,000, a bonus of EURO 18,000; for EBITDA of 1,000,000, EURO 36,000; for 2010 EBITDA of 1,250,000, a bonus of EURO 54,000; for 2010 EBITDA of 1,500,000, a bonus of EURO 72,000; for 2010 EBITDA 1,550,000, a bonus of EURO 75,600; and for 2010 EBITDA 1,550,000, a bonus of EURO 75,600. The maximum bonus payable is EURO 75,600. Bonus accrual commences for amounts exceeding 2010 EBITDA of EURO 500,000. Accrual is linear and pro-rated for EBITDA amounts in-between the amounts. The 2010 EBITDA is to be strictly based on audited financial results as required to be reported to shareholders in its annual filing with the Securities and Exchange Commission.

For subsequent fiscal years, the Board of Directors of the Company shall determine the bonus, if any, to be paid to Dr. Lindevall and the performance objectives pertaining thereto.

Pursuant to the Employment Agreement, in the event of the termination of Dr. Lindevall's employment by the Company without Cause (as defined in the Employment Agreement) or by Dr. Lindevall for Good Reason (as defined in the Employment Agreement) Dr. Lindevall will be entitled to (i) the payment of any earned but unpaid base salary and benefits through the date of such termination; (ii) the payment of any accrued but unpaid bonus payable under the agreement with respect to a fiscal year of the Company ending prior to such termination; (iii) monthly severance payments equal to one-twelfth of his base salary as of the date of such termination continuing until the lesser of nine months or the time period remaining on the 18-month term; and (iv) vesting of all of Dr. Lindevall's stock options, to the extent not already vested.
If Dr. Lindevall's employment with the Company is terminated during the term for Cause (as defined in the Employment Agreement) or as a result of his death or disability, then the Company's obligation to Dr. Lindevall will be limited solely to the payment of (i) all accrued but unpaid base salary and benefits through the date of such termination, and (ii) the payment of any earned but unpaid bonus payable under the agreement with respect to a fiscal year of the Company ending prior to such termination.

The Employment Agreement contains certain restrictive covenants that prohibit Dr. Lindevall from disclosing information that is confidential to the Company and will generally prohibit him, during the term of the Employment Agreement and for one year thereafter, from: (i) engaging or participating in any Competing Business (as defined in the Employment Agreement); (ii) becoming interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business; (iii) soliciting or calling on any customer with whom the Company shall have dealt or any prospective customer that the Company shall have identified and solicited at any time during Dr. Lindevall's employment by the Company; (iv) influencing or attempting to influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; and (v) soliciting or hiring the employees, consultants, agents or distributors of the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report of Form 8-K and incorporated herein by reference.

Board Compensation

On January 8, 2010 the Board of Directors of the Company, upon recommendation from the Compensation Committee of the Board of Directors, approved the annual compensation to be paid to members of the Board of Directors effective January 1, 2010. Such payments are payable on a quarterly basis in U.S Dollars for U.S. directors and EUROS for non-U.S. directors: (1) an annual cash retainer for non-employee directors of $15,000 or EURO 10,000; (ii) a fee of $1,500 or EURO 1,000 per scheduled board meeting (6 total); (iii) a fee of $750 or EURO 500 per committee meeting (1-2 meetings per year total); (iv) an annual cash retainer of 5,000 or EURO 3,300 for the Chair of a Committee; and (v) an annual cash retainer of $7,500 or EURO 5,000 for the Chairman of the Board. Although generally no meeting fees are payable for general consultative board calls or for additional board of director or committee meetings or calls other than those described above, additional compensation for individual members of the Board of Directors may be recommended to the Compensation Committee and subject to approval by the full Board of Directors when extraordinary time is required for specific assignments.

Dr. Eeva- Kaarina Koskelo

On January 8, 2010, the Board of Directors of the Company appointed Dr. Eeva-Kaarina Koskelo as Vice President, Clinical Operations, Europe and Asia. Dr. Koskelo, age 53, joined the Company in August of 2008. Dr. Koskelo has over 20 years of experience in related clinical research in academic, biotechnology and pharmaceutical fields with a rich multicultural background with residencies held in Finland, U.S. and South Africa. Prior to joining the Company from 1997 to 2008 Dr. Koskelo worked at Quintiles, most recently in the position of Director, Project Management. Dr. Koskelo received her Ph.D. and M.S. in Nutrition from the University of Helsinki, and her Executive MBA from the School of Economics in Helsinki, Helsinki, Finland in 1991.

Pursuant to the Employment Agreement between Encorium Oy and Dr. Koskelo dated June 9, 2008, Dr. Koskelo's compensation shall comprise a salary, mobile phone and company leasing car (taxation value maximum of EURO 500 per month). Dr. Koskelo is entitled to a base salary of EURO 8000 payable subsequently on the 20th day of each month. Dr. Koskelo received a sign-on bonus of EURO 16,000.
Dr. Koskelo's brother, Ilari Koskelo, owns approximately 5,167,677 shares of the Company's common stock. On October 16, 2009 the Company entered into a Subscription Agreement with Mr. Koskelo pursuant to which the Company issued and sold in a private placement 3,937,500 shares of its Common Stock, $0.001 par value, at a price of $0.40 per share.

The foregoing description is qualified in its entirety by reference to the Dr. Koskelo's Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report of Form 8-K and incorporated herein by reference.

Philip L. Calamia

On January 8, 2010 the Company entered into an amended agreement with its Interim Chief Financial Officer, Philip L. Calamia pursuant to which Mr. Calamia will provide accounting services to the Company from January 1, 2010 through December 31, 2010 for aggregate fees of $93,000.

Item 9.01.    Financial Statements and Exhibits

(b) Exhibits
10.1 Employment Agreement among Encorium Group, Inc., Encorium Oy and Kai Lindevall effective January 1, 2010.
10.2 Employment Agreement between Encorium Oy and Dr. Koskelo dated June 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Employment Agreement among Encorium Group, Inc., Encorium Oy and Kai Lindevall effective Janaury 1, 2010.
EX-10.2	Employment Agreement between Encorium Oy and Eeva-Kaarina Koskelo dated June 9, 2008.